UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 29, 2019

Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487
 (Address of Principal Executive Office) (Zip Code)

 (561) 998-2232
 (Registrant’s telephone number, including area code)

 Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ⃞  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ⃞  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ⃞  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement

Amendment of Senior Credit Facility

On March 29, 2019, the Company entered into a Second Amendment to its Amended and Restated Credit Agreement dated August 1, 2017 (Second Amendment) among the Company, substantially all of its wholly-owned subsidiaries, the lender parties thereto and SunTrust Bank, as Administrative Agent, Swingline Lender and an Issuing Bank (Amended and Restated Credit Agreement).

The Second Amendment, among other administrative changes, modifies the following:  (1) changes the financial leverage ratio from Consolidated Total Leverage to Consolidated Net Leverage and permits a maximum Consolidated Net Leverage Ratio of 4.60:1.00 for the periods of December 31, 2018 through June 30, 2019, 4.25:1:00 for the period ended September 30, 2019, 4.00:1.00 for the period ended December 31, 2019, 3.75:1.00 for the period ended March 31, 2020, 3.50:1.00 for the period ending June 30, 2020, 3.25:1.00 for the period ending September 30, 2020, and 3.00:1:00 for the periods thereafter and as adjusted pursuant to a Specified and Qualified Permitted Acquisition (as defined therein); (2) the Applicable Margin definition has been revised to: modify Level V to be greater than or equal to 3.00:1.00 but less than 3.50:1.00; adds an additional Level VI if the Consolidated Net Leverage is greater than or equal to 3.50:1.00 but less than 4.00:1.00; and adds an additional Level VII if Consolidated Net Leverage Ratio is greater than 4.00:1.00. The added Levels VI and VII result in an increase in the Applicable Margin for borrowing from their respective prior Levels by 25 basis points for each and an increase of 5 basis points to the Commitment Fee for each; (3) adds an additional financial covenant for the quarters ending March 31, 2019 through and including the quarter ending December 31, 2019, that requires the Consolidated Asset Coverage Ratio to be no less than 1.10:1.00; and (4) reflects an Optional Reduction of the Aggregate Revolving Commitments from $115 million to $75 million. In connection with the Second Amendment, the Company paid $0.6 million to its lenders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Amended and Restated Credit Agreement as filed as Exhibit 10.1 to this Form 8-K.

Item 8.01         Other Events.

On March 29, 2019, the Company made an optional prepayment of $7.5 million on the principal balance outstanding under the Term Loan portion of the Credit Facility. For purposes of determining what is required to be paid in principal quarterly, the prepayment has been allocated to the next five scheduled payments and a portion of the sixth payment.

Item 9.01         Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description

10.1	Second Amendment, dated March 29, 2019, to the Amended and Restated Credit Agreement dated August 1, 2017 to Credit Agreement, by and among Cross Country Healthcare, Inc., as borrower, certain of its domestic subsidiaries as guarantors, the Lenders referenced therein, SunTrust Bank, as Administrative Agent, Swingline Lender and an Issuing Bank; BMO Harris Bank, N.A. as Syndication Agent; and Bank United N.A. and Fifth Third Bank as Co-Documentation Agents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	April 1, 2019	By:	/s/ William J. Burns
Name: William J. Burns
Title: Executive Vice President & Chief Financial Officer